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                                                         EXHIBIT 10.1
                                  BARNES GROUP INC.
                       MANAGEMENT INCENTIVE COMPENSATION PLAN
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          SECTION 1.    PURPOSE
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               The Management Incentive Compensation Plan is designed to
          provide incentive compensation opportunities to persons in key positions who contribute importantly to the success of Barnes Group Inc. (the "Company").

          SECTION 2.    ADMINISTRATION
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               The MICP shall be administered in part by the Compensation
          Committee of the Board of Directors or its successor (the "Committee"). Amounts paid or projected to be paid under the MICP are referred to herein as "Awards".

          SECTION 3.    DEFINITIONS
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          3.1  "Plan Net Headquarters Expense" shall mean headquarters expense, less headquarters expense allocated to divisions plus any operating plan contingency.

          3.2 "Threshold" shall mean a Performance Profit level above which an Award will be earned.

          3.3 "Target" shall mean a Performance Profit level at which 25% of the total base salaries in the fund for persons other than the President and Chief Executive Officer ("CEO"), Group Presidents and Senior Vice Presidents (hereafter collectively referred to as "Senior Officers") shall be paid as an award if Performance Profit equals the Target. For the CEO, Group Presidents and Senior Vice Presidents, 50% of salary, 45% of

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               salary and 40% of salary, respectively shall be paid as an award if performance profit equals the Target.

          3.4 "Maximum" shall mean a Performance Profit level at which 50% of the total base salaries in the fund for persons other than the Senior Officers, 100% of the salary of the CEO, 90% of the salaries of the Group Presidents and 80% of the salaries of the Senior Vice Presidents, shall be paid as an award if performance profit equals the Maximum.

          3.5 "Plan Group Threshold" shall mean the sum of the Thresholds for all divisions in the group less Plan Net Headquarters Expense.

          3.6 "Plan Group Target" shall mean the sum of the Targets for all divisions in the group less Plan Net Headquarters Expense.

          3.7 "Plan Group Maximum" shall mean the sum of the Maximums for all divisions in the group less Plan Net Headquarters Expense.

          3.8 "Net Income" shall mean consolidated net income for the company plus (a) and (b) where (a) equals the after-tax amount of any payments made to any participant in the MICP for achievement over the Maximum and (b) equals the after-tax amount of any expense attributable to Incentive Stock Unit Awards under the Barnes Group Stock Incentive Plan. Net Income may be adjusted to exclude amounts for extraordinary and non-recurring items designated for exclusion by the Committee or other factors deemed appropriate by the Committee.

          3.9 "Performance Profit" shall mean performance profit as calculated under the company's normal procedures; provided, however that net income rather than performance profit may be used in the calculation hereunder for units based outside the United States. Performance Profit may be adjusted to exclude amounts for extraordinary and non-

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               recurring items or other factors deemed appropriate by the
               President and Chief Executive Officer.

          SECTION 4.    CORPORATE INCENTIVE FUND
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               Prior to March 1st of each year the Committee shall
          establish for the Corporate Incentive Fund a Threshold, a Target and a Maximum; provided, however that Net Income shall be used rather than Performance Profit.

               The Committee may also designate intermediate levels of Net Income between a Threshold and the Maximum and the percent of salary which will be paid as an Award if Net Income equals any such intermediate point.

               Based on the above determinations by the Committee and the total actual base salaries of the participants in each incentive fund, the Controller shall calculate the applicable participation rates.

               Unless otherwise determined by the Committee, a participation rate for performance above the Maximum shall be set equal to the participation rate for performance between the Target and the Maximum.

               The Incentive Fund available at the end of the year for payment of Awards shall be equal to the participation rate(s) times the applicable amount by which Performance Profit exceeds the profit objective(s).

          SECTION 5.    GROUP GOALS
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               Prior to March 1st of each year the Committee shall
          establish for Associated Spring, Bowman Distribution and Barnes Aerospace the Plan Group Threshold, the Plan Group Target and the Plan Group Maximum.

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          SECTION 6.  GROUP FUNDS
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               Prior to March 1st of each year, the President and Chief
          Executive Officer (the "CEO") will determine which units, other than the Corporate Headquarters, should have separate incentive funds. For each fund he will then set a Threshold, a Target and a Maximum.

               The CEO may also designate intermediate levels of Performance Profit between the Threshold and the Maximum and the percent of salary which will be paid as an Award if Performance Profit equals any such intermediate point.

               Based on the above determinations, which shall be submitted in writing to the Controller, and the total actual base salaries of the participants in each incentive fund, the Controller shall calculate the applicable participation rates. Unless otherwise determined by the CEO, participation rates for performance above Maximum shall be equal to the applicable fund's participation rate for performance between the Target and the Maximum. The Incentive Fund available at the end of the year for payment of Awards shall be equal to the participation rate(s) times the applicable amount by which Performance Profit exceeds the profit objective(s).

          SECTION 7    PARTICIPANTS
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               Prior to March 1st of each year, the CEO, upon the
          recommendations of the group presidents and the senior staff officers, shall designate participants in the MICP for the current year and the funds in which they shall participate. The CEO shall participate in the Corporate fund. The designations will be incorporated in a memorandum from the CEO to the Controller.

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          SECTION 8    GRANT OF AWARDS - GROUP FUNDS
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          8.1  Each December the CEO shall make determinations relating to Awards to be made under the MICP.

          8.2 The Controller shall provide to the CEO an estimate of each Incentive Fund for the year and the estimated percent of salaries earned as Awards by participants based on the objectives set by the CEO pursuant to Section 6 hereof.

          8.3 The CEO will then decide the portion of each Incentive Fund which will be collectively awarded to the participants in the fund. The CEO will provide a report to the Committee summarizing his determinations made pursuant to this paragraph.

          8.4 After the end of the year and based on the final amount of each Incentive Fund, the CEO, upon recommendation from the group presidents, shall determine each participant's share of the Incentive Funds (except for any Company officer who participates in the fund).

          8.5 The CEO shall have full authority to make adjustments to Incentive Funds. He shall also have the authority to refrain from making an Award to any participant. Except for persons who retire, die or become permanently disabled during the year, a person must be employed by the Company or one of its subsidiaries on December 1st in order to receive an Award, unless the CEO decides otherwise in individual cases.

          SECTION 9    GRANT OF AWARDS - CORPORATE FUND
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          9.1  The Committee shall meet each December to make
               determinations relating to Awards to be made under the MICP for the Corporate Fund and for all Company officers.

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          9.2  The Controller shall provide to the Committee an estimate of the Corporate Incentive Fund for the year and the estimated percent of salaries earned as Awards by participants based on the objectives set by the Committee pursuant to Section
               4 hereof.

          9.3 The Committee will then decide the portion of the Corporate Incentive Fund which will be collectively awarded to the participants in the fund.

          9.4 In December the Committee shall decide each officer's percentage share of his/her applicable fund.

          9.5 After the end of the year and based on the final amount of the Corporate Incentive Fund, the CEO, upon recommendation from the senior staff officers, shall determine each participant's share of the Incentive Funds (except for officers of the Company).

          9.6 The Committee shall have full authority to make adjustments to the Corporate Incentive Fund. It shall also have the authority to refrain from making an Award to any officer. It may also award a bonus in excess of a participant's MICP award to any officer and may recommend to the CEO that a bonus in excess of a participant's MICP award be paid to a specified individual(s). Except for persons who retire, die, or becomes permanently disabled during the year, a person must be employed by the Company or one of its subsidiaries on December 1st in order to receive an Award, unless the Committee decides otherwise in individual cases.

          SECTION 10.    AWARDS ABOVE MAXIMUM
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          10.1 Notwithstanding anything in this Plan to the contrary, no awards above the Maximum shall be made to any person without the approval of the Committee.

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          SECTION 11.    PAYMENT
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          11.1 Prior to March 1st, a report signed by the Controller and
               Chief Financial Officer specifying the final Incentive Funds and the percent of salaries to be awarded to Participants will be given to the Committee.

          11.2 Awards shall be paid prior to March 1st, unless otherwise decided by the Committee.

          SECTION 12.    GENERAL
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          12.1 The interpretation of this plan by the Committee and its decisions on all questions arising under this plan shall be conclusive and binding on all concerned parties.

          12.2 This plan may be amended at any time, including retroactively, by the Committee.

          Amended: 2/20/96
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